UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

January 30, 2025
Date of Report (date of earliest event reported)

 THE BUCKLE, INC.
(Exact name of Registrant as specified in its charter)

Nebraska	001-12951	47-0366193
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2407 West 24th Street,
Kearney,	Nebraska	68845-4915
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (308) 236-8491
__________________________________________________________

(Former name, former address and former fiscal year if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	BKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                     Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 30, 2025, the Compensation Committee of the Board of Directors of The Buckle, Inc. (the “Company”) approved the Company’s compensation program for executive officers for the upcoming 2025 fiscal year. Participants in this compensation program include the Company’s President and Chief Executive Officer, its Senior Vice President of Finance and Chief Financial Officer, and its other “named executive officers” as defined in Item 402(a)(3) of Regulation S-K and in Instruction 4 to Item 5.02 of Form 8-K.

The elements of the compensation program approved by the Compensation Committee for fiscal 2025 are consistent with the compensation program approved for the Company’s executive officers for fiscal 2024. Specifically, the elements for each executive officer include:

•A competitive base salary;
•An incentive cash bonus, based upon the performance of the Company;
•Benefits including a health and welfare plan, 401(k) plan, and supplemental non-qualified deferred compensation plan (to provide officers with a benefit comparable to that being currently provided to other employees under the 401(k) plan); and
•Shares of Restricted Stock (hereafter referred to as “Non-Vested Stock” in accordance with terminology used in Generally Accepted Accounting Principles).

Additional information regarding the compensation program is as follows:

Base Salaries for Fiscal 2025

The base salaries for fiscal 2025 for the Company’s President and Chief Executive Officer, its Senior Vice President of Finance and Chief Financial Officer, and its other named executive officers, as approved by the Compensation Committee, are as follows:

Name and Title	Base Salary ($)

Dennis H. Nelson, President and Chief Executive Officer	1,300,000
Thomas B. Heacock, Senior Vice President of Finance and Chief Financial Officer	635,000
Kari G. Smith, Executive Vice President of Stores	690,000
Brett P. Milkie, Senior Vice President of Leasing	670,000

Incentive Cash Bonuses and the 2025 Incentive Plan

As part of the compensation program for fiscal 2025, the Compensation Committee approved the Company’s 2025 Management Incentive Plan, which is included as Exhibit 10.1 to this Form 8-K (the “2025 Incentive Plan”). The 2025 Incentive Plan is modeled after the Company’s 2024 Management Incentive Plan (the “2024 Incentive Plan”), which was included as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 5, 2024.

The 2025 Incentive Plan is a one-year plan designed to motivate the Company’s key employees to improve stockholder value by linking a portion of their compensation to the Company’s financial performance. The 2024 Incentive Plan also was a one-year plan designed to motivate the Company’s key employees to improve stockholder value by linking a portion of their compensation to the Company’s financial performance.

Description of the 2025 Incentive Plan

The 2025 Incentive Plan will be administered by the Compensation Committee. The Compensation Committee’s powers include authority, within the limitations set forth in the 2025 Incentive Plan, to:

•Select the persons to be granted “cash awards,” as defined in the 2025 Incentive Plan;
•Determine the time when cash awards will be granted;
•Determine whether objectives and conditions for earning cash awards have been met;
•Determine whether any discretionary cash awards will be made to any participant in the plan; and
•Determine whether payment of cash awards will be made at the end of an award period or deferred.

Any employee of the Company whose performance the Compensation Committee determines can have a significant effect on the success of the Company – designated a “key employee” by the 2025 Incentive Plan – will be granted an annual incentive cash award under the 2025 Incentive Plan. Because the number of key employees may change over time and because the selection of participants is discretionary, it is impossible to determine the number of persons who will be eligible for awards under the 2025 Incentive Plan during its term. However, it is anticipated that six persons will receive cash awards for fiscal 2025 under the 2025 Incentive Plan.

The 2025 Incentive Plan includes the creation of a “bonus pool” as a cash incentive for executives. This bonus pool will be calculated utilizing the Company’s “pre-bonus net income,” as defined in the 2025 Incentive Plan, as the key performance metric. Dollars will be added to the bonus pool in two methods: (i) 2.5% of fiscal 2025’s pre-bonus net income will be included as a “base amount,” as defined in the 2025 Incentive Plan; and (ii) if fiscal 2025’s pre-bonus net income exceeds the Company’s “target pre-bonus net income amount,” as defined in the 2025 Incentive Plan, then a percentage of the amount above the target will be added to the base amount in calculating the total bonus pool, as outlined in the 2025 Incentive Plan. Bonus pool awards pursuant to the 2025 Incentive Plan will be in addition to base salaries.

Cash Awards

Each participant in the 2025 Incentive Plan will receive a cash award equal to 100% of their respective share of the bonus pool. The President and Chief Executive Officer’s share of the bonus pool for fiscal 2025, as approved by the Compensation Committee, is 37 points (approximately 37% of the allocated points). The share of each other participant in the bonus pool will be determined by the President and Chief Executive Officer under the terms of the 2025 Incentive Plan.

No cash award payment for the 2025 fiscal year may be made to an executive officer until the Company’s pre-bonus net income for the year is certified by the Compensation Committee. A participant shall not be entitled to receive payment of an award under the 2025 Incentive Plan unless such participant is still in the employ of the Company on the last day of the fiscal year for which the cash award is earned.

The 2025 Incentive Plan also provides that discretionary bonus awards may be made to such participants, and in such amounts, as the Compensation Committee determines in its sole discretion to be in the best interest of the Company, it being understood that incentivizing continuing performance by the participants ensures continuing alignment with the interests of the Company's stockholders.

Non-Vested Stock

Non-Vested Stock was granted by the Compensation Committee on February 2, 2025 in accordance with the Company’s 2023 Employee Restricted Stock Plan. The 2023 Employee Restricted Stock Plan was approved by the Company’s stockholders at the Meeting held June 5, 2023. The 2023 Employee Restricted Stock Plan permits the Company, acting by the Compensation Committee, to grant awards of Non-Vested Stock, including performance awards. The 2023 Employee Restricted Stock Plan grants the Compensation Committee the authority to determine and select the performance criteria and the applicable performance period, and to establish performance goals, without further stockholder approval, so long as the performance criteria, performance period, and performance goals are consistent with the 2023 Employee Restricted Stock Plan as approved by the stockholders.

Effective February 2, 2025, the Compensation Committee granted shares of Non-Vested Stock pursuant to the 2023 Employee Restricted Stock Plan to the Company’s President and Chief Executive Officer, its Senior Vice President of Finance and Chief Financial Officer, and its other named executive officers as follows:

Name	Performance Based Shares (#)	Non-Performance Based Shares (#)	Total Number of Non-Vested Shares (#)

Dennis H. Nelson	110,000	10,000	120,000
Thomas B. Heacock	16,000	2,400	18,400
Kari G. Smith	17,000	2,800	19,800
Brett P. Milkie	16,000	2,400	18,400

For fiscal 2025, as shown in the above table, the Compensation Committee approved and awarded both performance based and non-performance based shares.

Performance based shares awarded under the 2023 Employee Restricted Stock Plan include a primary performance feature whereby 50% of the shares granted will vest over four years if the Company achieves the target (as established by the Compensation Committee) for fiscal 2025 pre-bonus net income, the next 25% of the shares granted will vest over four years if the Company’s fiscal 2025 pre-bonus net income increases at least 2.5% over the target, and the final 25% of the shares granted will vest over four years if the Company’s fiscal 2025 pre-bonus net income increases at least 5.0% over the target. Performance based shares also include a secondary performance feature enabling vesting for up to 100% of the shares granted as follows: 25% of the shares granted will vest over four years if the Company’s net income from operations (adjusted to exclude expenses recorded for equity compensation) exceeds 12.0% of net sales for the fiscal year, an additional 25% of the shares granted will vest over four years if the Company’s net income from operations (adjusted to exclude expenses recorded for equity compensation) exceeds 14.0% of net sales for the fiscal year, an additional 25% of the shares granted will vest over four years if the Company’s net income from operations (adjusted to exclude expenses recorded for equity compensation) exceeds 16.0% of net sales for the fiscal year, and the final 25% of the shares granted will vest over four years if the Company’s net income from operations (adjusted to exclude expenses recorded for equity compensation) exceeds 20% of net sales for the fiscal year. The primary and secondary performance features operate independently and the actual number of shares that vest will be the greater of the two amounts derived from the applicable calculation methods. Upon the Compensation Committee’s certification of the achievement of the performance results, 20% of the Non-Vested Stock shares would vest immediately, with 20% vesting on January 30, 2027, 30% on January 29, 2028, and 30% on February 3, 2029.

Non-performance based shares awarded under the 2023 Employee Restricted Stock Plan are not subject to performance objectives and will vest over a period of four years as follows: 20% on January 31, 2026, 20% on January 30, 2027, 30% on January 29, 2028, and 30% on February 3, 2029.

The employee must remain in the employ of the Company on the vesting date in order to become vested in both the performance based and the non-performance based shares.

Full Text of 2025 Incentive Plan and 2023 Employee Restricted Stock Plan

The foregoing descriptions of the Company’s 2025 Incentive Plan and its 2023 Employee Restricted Stock Plan do not purport to be complete and are qualified by reference to the full text of those plans. A copy of the 2025 Incentive Plan is included as Exhibit 10.1 to this Form 8-K. A copy of the 2023 Employee Restricted Stock Plan was included as Exhibit A to the Company’s Proxy Statement for the Annual Meeting held on June 5, 2023.

Amendment to the Company’s 2024 Management Incentive Plan

On January 30, 2025, the Compensation Committee approved the First Amendment to the Company's 2024 Management Incentive Plan to provide the Compensation Committee with the same authority to award discretionary cash awards to participants in the Company's 2024 Management Incentive Plan that exists under the Company's 2025 Management Incentive Plan. A copy of the First Amendment to 2024 Management Incentive Plan is included as Exhibit 10.2 to this Form 8-K.

ITEM 9.01(d).    Exhibits

Exhibit 10.1    The Buckle, Inc. 2025 Management Incentive Plan
Exhibit 10.2    The Buckle, Inc. First Amendment to 2024 Management Incentive Plan
Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Buckle, Inc.

Date: February 3, 2025	By: /s/ THOMAS B. HEACOCK
Name: Thomas B. Heacock
Title: Senior Vice President of Finance,
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	The Buckle, Inc. 2025 Management Incentive Plan
Exhibit 10.2	The Buckle, Inc. First Amendment to 2024 Management Incentive Plan
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)